                                                                    Exhibit 10.2
                                                                    ------------


================================================================================




                             AMENDED AND RESTATED
                              OPERATING AGREEMENT

                           Dated as of July 23, 1999


                                By and Between


                          MSC WALBRIDGE COATINGS INC.

                                      and

                              WALBRIDGE COATINGS,
                            AN ILLINOIS PARTNERSHIP




================================================================================

                               TABLE OF CONTENTS

                                                                         Page
                                   ARTICLE I
                                  Definitions..........................   2

                                  ARTICLE II
                        Purpose of Operating Agreement,
                 Designation of Operator and Term of Agreement

2.01.  Purpose of Operating Agreement..................................   2
2.02.  Designation of Operator.........................................   2
2.03.  Term............................................................   2

                                  ARTICLE III
                    Duties and Responsibilities of Operator

3.01.  Operator's Responsibility.......................................   2
3.02.  Operator's Duties...............................................   2
3.03.  Licenses and Permits............................................   3
3.04.  Payment of Expenses.............................................   4
3.05.  Sublease Rent...................................................   5
3.06.  Product Liability...............................................   5
3.07.  Personnel and Staffing..........................................   6
3.08.  Insurance.......................................................   6
3.09.  Injuries to Persons.............................................   8
3.10.  Major Loss......................................................   8
3.11.  Access to EG Facility...........................................   8
3.12.  Shipping........................................................   8
3.13.  Warehousing.....................................................   9
3.14.  Invoicing.......................................................   9
3.15.  General Terms and Conditions....................................   9

                                  ARTICLE IV
                                  Operations

4.01.  Production Forecasts and Scheduling.............................  10
4.02.  Product Priorities for EG Product and Other Services............  10
4.03.  Warranty Disclaimer.............................................  11
4.04.  Production Time for Other Products..............................  11

                                   ARTICLE V
                               Operator's Fee(s)

5.01.  For Services to the Primary Purchasers..........................  11
5.02.  For Services to Ispat Inland....................................  13
5.03.  For Services to MSCWC...........................................  14
5.04.  For Services to Outside Parties.................................  15
5.05.  Proportionate Adjustment........................................  17
5.06.  Cost Disclosure.................................................  17
5.07.  Renegotiation of Certain Terms..................................  17

                                  ARTICLE VI
                                  Accounting...........................  17


                                  ARTICLE VII
                                 Force Majeure

7.01.  Effect..........................................................  18
7.02.  No Reduction in Payments........................................  18
7.03.  Obligation to Remedy............................................  18

                                  ARTICLE VIII
                           Termination and Extension

8.01.  Termination.....................................................  18
8.02.  Extension.......................................................  19

                                   ARTICLE IX
                                   Miscellany

9.01.  Entire Agreement................................................  19
9.02.  Limitations on Liability........................................  20
9.03.  Amendments......................................................  20
9.04.  Notices.........................................................  20
9.05.  Headings........................................................  21
9.06.  Waiver of Default...............................................  22
9.07.  Severability....................................................  22
9.08.  Assignment......................................................  22
9.09.  Governing Law...................................................  22
9.10.  Execution in Counterparts.......................................  22
9.11.  Confidentiality.................................................  22
9.12.  Third Party Beneficiaries.......................................  22
9.13.  Dealings with MSCWC.............................................  23

Exhibit 1:   Standard Terms and Conditions for Sales
             of EG Services

Exhibit 2:   Standard Terms and Conditions for Sales
             of Organic Coating Services

Appendix A:  Definitions of Terms and Phrases

                             AMENDED AND RESTATED
                              OPERATING AGREEMENT


          THIS AMENDED AND RESTATED OPERATING AGREEMENT (this "Agreement"), dated as of the 23rd day of July, 1999, by and between MSC Walbridge Coatings, Inc. (formerly known as Pre Finish Metals (EG) Incorporated), a Delaware corporation having a place of business at 30610 East Broadway, Walbridge, Ohio 43465 (the "Operator"), and Walbridge Coatings, An Illinois Partnership, having a place of business at 30610 East Broadway, Walbridge, Ohio 43465 (the "Partnership"),

                             W I T N E S S E T H:

          WHEREAS, the Partnership was formed under the laws of Illinois for the purpose, among others, of owning (or leasing) and operating a facility designed to coat sheet metal with electrogalvanized zinc, zinc alloy or other coatings; and

          WHEREAS, pursuant to the Initial Transfer Agreement and the 1998 Transfer Agreement, EGL Steel purchased Inland EG's entire Partner's Interest in the Partnership so that, after giving effect to such purchase, EGL Steel had a 50% Financial Interest and a 50% Voting Interest in the Partnership; and

          WHEREAS, pursuant to the Purchase Agreement, LTV-W is purchasing a portion of EGL Steel's Partner's Interest so that, after giving effect to such purchase, LTV-W shall have a 16.5% Financial Interest and a 16.5% Voting Interest in the Partnership and EGL Steel shall have a 33.5% Financial Interest and a 33.5% Voting Interest in the Partnership; and

          WHEREAS, on the date hereof, EGL Steel, LTV-W and Operator are entering into the Partnership Agreement, Bethlehem and the Partnership are entering into the Bethlehem Coating Agreement, LTV Steel and the Partnership are entering into the LTV Steel Coating Agreement and MSCWC and the Partnership are entering into the MSCWC Coating Agreement; and

          WHEREAS, the Partnership Agreement provides, in part, that: (a) the EG Facility will be primarily dedicated to the electrogalvanizing of coiled sheet steel for the Primary Purchasers, while developing new products and markets using Organic Coatings in conjunction with EG Services, and (b) the Partnership will provide the highest quality coating service primarily for sale to Primary Purchasers; and

          WHEREAS, Operator and the Partnership desire to amend and restate the Original Operating Agreement to provide for the operation and management of the EG Facility by Operator on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Partnership and the Operator do hereby amend and restate the Original Operating Agreement as follows:

                                   ARTICLE I
                                  Definitions
                                  -----------

          Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A (which is attached hereto and incorporated herein by reference), such definitions to be equally applicable to both singular and plural forms of the terms defined.

                                  ARTICLE II
                        Purpose of Operating Agreement,
                        ------------------------------
                 Designation of Operator and Term of Agreement
                 ---------------------------------------------

          SECTION 2.01.  Purpose of Operating Agreement. The purpose of this
                         ------------------------------
Agreement is to provide for the operation of the EG Facility in accordance with the purposes of the Partnership set forth in Article II of the Partnership
                                             ----------
Agreement. All provisions of this Agreement shall be construed as nearly as can be to achieve this purpose.

          SECTION 2.02.  Designation of Operator. The Partnership hereby
                         -----------------------
designates MSCWC to be the operator of the EG Facility under this Agreement commencing on the date hereof.

          SECTION 2.03.  Term. The term of this Agreement shall be for a period
                         ----
commencing on the date hereof and ending at the end of the Term (including any renewals), unless this Agreement is terminated earlier or extended to a later date by mutual agreement of the parties hereto.

                                  ARTICLE III
                    Duties and Responsibilities of Operator
                    ---------------------------------------

          SECTION 3.01.  Operator's Responsibility.  Commencing on the date
                         -------------------------
hereof, Operator shall perform the duties and fulfill the responsibilities of operator and shall operate the EG Facility, all in accordance with this Article
                                                                        -------
III and the other provisions of this Agreement.  Subject to the provisions of
---
this Agreement and the Partnership Agreement, Operator shall have exclusive authority to manage and conduct, and shall be responsible for managing and conducting, on behalf of the Partnership, the operations and business of the Partnership relating to the EG Facility. During the Term, Operator shall be responsible for maintaining the capability of the EG Facility.

          SECTION  3.02.  Operator's Duties.  Operator agrees to perform its
                          -----------------
duties and obligations hereunder so as to keep and maintain the EG Facility in good working condition and repair, normal wear and tear excepted, and in accordance with the standards of cleanliness of the EG Facility on the date hereof. Operator shall provide to the Partnership such periodic reports on operations as set forth herein or in the Coating Agreements or as are reasonably requested from time to time. Operator may, but shall not be required to, market and sell the services of the Partnership to the extent that Production Time is available in accordance with Sections 4.02 of this Agreement and Section 10.04
                             -------------                       -------------
of the Partnership Agreement. Operator also agrees not to do or fail to do any act which would result, or with the giving of notice and/or the passage of time would result, in (i) a default under the terms of the MSCPFM Lease or the Sublease or any mortgage, bond, indenture, agreement, lease or other instrument or obligation to which the Partnership is a party or by which its properties or assets may be bound, (ii) the creation of any material lien, charge or encumbrance upon any of the Partnership's properties which is not permitted by the MSCPFM Lease or the Sublease, or (iii) the violation of any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Operator or the Partnership; provided in each
                                                            --------
case that Operator shall not be required by this sentence to make any capital expenditures or other expenditures not contemplated by this Agreement or the Partnership Agreement. Operator shall promptly notify the Partnership in writing of the occurrence of any event described in the immediately preceding sentence or any material violations of any law or regulation insofar as such violation relates to Operator, any Partner, the Partnership or the EG Facility, and of any event which, with the delivery of notice or the passage of time, would result in an event described in this sentence or the immediately preceding sentence. Operator shall promptly proceed to cure or remedy at its expense any such event within its control and for which it is responsible hereunder or, subject to Section 3.04(b) hereof, to represent the Partnership in any
           ---------------
proceeding (whether formal or informal) relating to such event. At all times Operator shall keep the Partnership fully informed of the current status and all significant developments in all such proceedings or matters.

          SECTION 3.03.  Licenses and Permits.  Operator hereby agrees to use
                         --------------------
its best efforts to procure and maintain all licenses, permits and other governmental authorization necessary or advisable to operate the EG Facility; provided in each case that Operator shall not be required by this sentence to
--------
make any capital expenditures or other expenditures not contemplated by this Agreement or the Partnership Agreement. Operator shall promptly notify the Partnership of any denial, suspension or revocation of any permit or license and of any other action or failure to act by any governmental authority which relates to the permits or licenses of the EG Facility or affects the operations of the EG Facility.

          SECTION 3.04.  Payment of Expenses.  (a) In consideration for the
                         -------------------
Operator's Fees and except as provided in this Section 3.04, Operator shall
                                               ------------
provide for and pay all expenses connected with the normal operation and maintenance of the EG Facility, including all fixed costs and variable costs (other than (i) depreciation and amortization, (ii) fees for auditing, tax return preparation and other tax advice and QS9000 certification and auditing and (iii) any other items determined by the Management Committee, each of which shall be the responsibility of the Partnership). The Operator shall pay all rent, if any, payable under the Sublease that is the responsibility of the Operator pursuant to Section 3.05 of this Agreement.
                     ------------

          (b) Notwithstanding the foregoing, (i) Operator shall not be required to pay, discharge or remove any tax, assessment, levy, fee, rent, charge, lien or encumbrance, or to comply with any legal requirements applicable to the EG Facility or the use thereof, so long as Operator shall contest the existence, amount or validity thereof by appropriate proceedings which shall prevent the collection of or other realization upon the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested or the sale, forfeiture or loss of the EG Facility. Operator shall give the Partnership notice of any such contest and if the Partnership shall assume responsibility for the matter in contest, Operator's responsibilities under this Agreement with respect to the matter in contest shall terminate (at all times Operator shall keep the Partnership fully informed of the current status and all significant developments in all such contests) and (ii) the Partnership and Operator acknowledge that (A) a change of EG Product mix to average Coating Weights significantly below *** grams per square meter could have the effect of increasing the theoretical annual capacity of the EG Facility to a level significantly higher than the ability of the Primary Purchasers to market all of the EG Product that could be produced and
(B) excessive interruptions of production due to product changes could have an adverse effect on the efficiency and productivity of the EG Facility. In such circumstances, to compute the Standard Ton Factor strictly in accordance with the definition thereof in Appendix A could impose an economic hardship on Operator, and the Management Committee shall, upon the petition of Operator from time to time, promptly review the operations of the Partnership and all provisions of this Agreement to determine if improvements therein can be made for the mutual benefit of Operator, the Partnership and the Partners in accordance with the purposes of this Agreement.

          (c) Operator shall not be responsible under this Agreement for any extraordinary expenses involved or incurred in the maintenance or operation of the EG Facility unless such expenses are the direct result of Operator's negligence or failure to carry out its duties and responsibilities under this Agreement. Extraordinary expenses incurred in the operation or maintenance of the EG Facility that are not the direct result of Operator's negligence or failure to carry out its duties and responsibilities under this Agreement shall be paid by the Partnership.

          (d) Operator shall not be responsible under this Agreement for any capital expenditures necessary or desirable to maintain, operate or improve the EG Facility. All such capital expenditures shall be made only as provided in
Article XII of the Partnership Agreement.  For purposes of this Section 3.04,
-----------                                                     ------------
all spare parts that cost more *** per item will be considered as capital expenditures.

          (e) The Management Committee shall determine whether an item (other than spare parts) is an extraordinary expense, a capital expenditure or an expense for which Operator is responsible under this Section 3.04 in good faith
                                                     ------------
based on all relevant circumstances.

          SECTION 3.05.  Sublease Rent.  Operator agrees to pay on behalf of the
                         -------------
Partnership, during the term of the Partnership and at the times provided in the Sublease, all rent payments payable by the Partnership under the Sublease in excess of the portion of such rent payments (included in Allocated Fixed Costs) for the particular Reporting Period that are the responsibility of the Primary Purchasers under Section 5.02 of their respective Coating Agreements with
                 ------------
respect to the particular Reporting Period, all as contemplated by Section 3.04
                                                                   ------------
hereof.  All sums payable by Operator under this Section 3.05 shall be paid in
                                                 ------------
funds available to the Partnership no later than the date on which the Partnership is obligated to pay the particular payment of rent under the Sublease.

          SECTION 3.06.  Product Liability. (a) Operator shall indemnify and
                         -----------------
hold harmless the Partnership, the other Partners and the Primary Purchasers from and against any and all customer claims (net of insurance and other recoveries) resulting from improper processing or handling of coils at the EG Facility by Operator or persons under its control.

          (b) The Partnership shall indemnify and hold harmless Operator and its Affiliates from and against any and all customer claims, including those of the Primary Purchasers, their respective customers and outside parties, (net of insurance and other recoveries) resulting from any of such customers supplying defective or faulty metal substrate for coating at the EG Facility.

          (c) The Partnership's terms and conditions of sale for all coating services shall provide that any entity which furnishes faulty or defective metal substrate for coating at the EG Facility shall be responsible for and shall indemnify and hold harmless the Partnership and each Partner and their respective Affiliates (other than a Partner or its Affiliate which furnishes such faulty or defective metal substrate) from and against any and all claims by the customers of such entity resulting from such entity's supplying such faulty or defective metal substrate for coating at the EG Facility.

          SECTION 3.07.  Personnel and Staffing.  Operator shall have sole
                         ----------------------
authority and responsibility to determine the personnel policies, practices and needs of the EG Facility, including supervisory and line personnel, and to determine the number, qualifications and identity of the persons to fill such personnel needs. All such employees shall be employees of Operator and shall be under Operator's sole direction and control. Operator shall be solely responsible for all costs, liabilities and obligations associated with each employee employed at the EG Facility, including but not limited to all wage and compensation costs, fringe benefits and costs associated with compliance with all local, state and federal employment laws applicable to the EG Facility and operations located thereat.

          SECTION 3.08.  Insurance. (a) Subject to subsection (b) hereof,
                         ---------                 --------------
Operator will purchase and maintain insurance on the EG Facility, and the operations conducted thereat, of the following character:

          (i) Insurance against loss by fire, lightning and all other risks from time to time included under "extended coverage" and "all risk" policies, for the EG Facility and contents, including all machinery, stock (completed and in progress) and inventory, on an "agreed amounts" basis (i.e., not subject to a co-insurance penalty), in amounts not less than 90%
      ----
     of the actual replacement value of the EG Facility, exclusive of foundations and excavations and less physical depreciation;

          (ii) General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the EG Facility and adjoining streets and sidewalks, in the minimum amounts of *** for bodily injury or death to any one person, *** for any one accident, and *** for property damage;

          (iii) Contractual liability insurance (broad form) against claims for personal injuries suffered by persons injured by any vehicle owned, operated or hired by Operator (wherever located) or injured at the EG Facility against the Partnership, any Partner and any of their Affiliates

     (notwithstanding any coverage by workmen's compensation laws), including injuries caused by the negligence of the Partnership, any Partner or any of their Affiliates or from any assault and battery caused by any of their employees but only to the extent that Operator is responsible for such claims under Section 3.09 hereof; provided that if at any time such
                  ------------         --------
     insurance is not obtainable at costs acceptable to the Partnership, upon notice from the Partnership to Operator, Operator shall reduce such insurance coverage in accordance with written instructions from the Partnership, whereupon Operator's responsibility for such claims under
     Section 3.09 hereof shall automatically be reduced to the risks for which
     ------------
     insurance remains in effect;

          (iv) Product liability insurance and business interruption insurance (covering "all risks", including loss of operating income or earnings and not subject to co-insurance clauses, in such amounts as are reasonably satisfactory to the Partnership), in such amounts and with such terms, as is commonly obtained in the case of toll coating operations;

          (v) Worker's compensation coverage and employer's liability insurance as required in customary kinds and amounts and with underwriters reasonably satisfactory to the Partnership;

          (vi) Bailee's legal liability insurance for all materials handled or processed, including those owned by Primary Purchasers; and

          (vii) Such other insurance, in such amounts and against such risks, as is commonly obtained in the case of property and operations similar in nature and use to the EG Facility and acceptable to the Partnership.

          (b) The foregoing insurance coverages and any other insurance from time to time purchased by Operator shall be subject to review and approval by the Partnership with respect to the adequacy of the coverage provided and the cost thereof. The Partnership, each Partner and their Affiliates shall all be named in each such insurance policy as additional named insureds under such policies. Operator shall provide to the Partnership certificates of all insurance required by this Section, all of which shall be with companies and in form reasonably satisfactory to the Partnership, and all of which shall provide that such insurance companies will give the Partnership at least 20 days' prior written notice before any such policy or policies of insurance shall be altered or cancelled and that no act or default of Operator or any other person shall affect the right of the Partnership to recover under such policy or policies of insurance in case of loss or damage. Operator shall comply with all applicable terms and conditions of all such insurance policies.

          SECTION 3.09.  Injuries to Persons.  Subject to Section 3.08(a)(iii),
                         -------------------              --------------------
Operator shall be responsible for injuries to persons at the EG Facility and shall indemnify and hold harmless the Partnership, all Partners and their respective Affiliates from and against any and all damages, liabilities, losses, expenses and costs, including reasonable attorneys' fees, incurred by any of them as a result of injuries to persons at the EG Facility.

          SECTION 3.10.  Major Loss.  (a) If Operator receives any sum as a
                         ----------
result of any Major Loss to the EG Facility, Operator shall promptly pay such sum to the Partnership.

          (b) If the Major Loss shall affect all or a substantial portion of the EG Facility and shall render the EG Facility unsuitable, in the reasonable judgment of the Management Committee, for restoration for continued use as contemplated by this Agreement and the Partnership Agreement, then Operator shall have no obligation to repair such damage.

          (c)  If, after the occurrence of a Major Loss, Section 3.10(b) is not
                                                         ---------------
applicable, then Operator shall repair any damages to the EG Facility caused by such event in a prompt and commercially reasonable manner using funds provided by the Partnership.

          (d)  If, after an occurrence of a Major Loss, Section 3.10(c) is
                                                        ---------------
applicable, then the Partnership and Operator shall amend the affected provisions of this Agreement to take into account such repairs and their effects on the provisions of this Agreement. Such amendments shall be commercially reasonable as between the Partnership and Operator.

          SECTION 3.11.  Access to EG Facility.  Access to the EG Facility
                         ---------------------
shall be controlled by Operator; provided that each other Partner or its
                                 --------
Affiliates shall, upon at least one day's notice, be entitled to physically inspect the EG Facility and to observe its operation, in which event Operator will make available a qualified representative or representatives to accompany the representative or representatives of such Partner (or its Affiliate) making the inspection.

          SECTION 3.12.  Shipping.  (a) All shipments of finished product from
                         --------
the EG Facility shall be arranged by Operator from shipping alternatives provided by the customer and shall be made at the risk and at the expense of the customer.

          (b) Operator agrees to cooperate and assist in scheduling shipments of metal substrate from the EG Facility and to provide dockside assistance in receiving, handling and shipping materials at the EG Facility.

          SECTION 3.13.  Warehousing.  Operator agrees to warehouse and provide
                         -----------
customary protection at the EG Facility for metal substrate and finished product of customers stored at the EG Facility, subject to the terms and conditions set forth in Exhibits 1 or 2 hereto, whichever is applicable, in accordance with the
         ---------------
standards of Operator at the EG Facility on the date hereof.

          SECTION 3.14.  Invoicing.  Operator shall invoice the Partnership's
                         ---------
customers (including the Primary Purchasers) on behalf of the Partnership for each coating service performed at the EG Facility from time to time on the date that the coating services are rendered; provided, however, that effective upon
                                        --------  -------
the completion of installation of electronic data interchange (EDI) capability at the EG Facility (at the expense of LTV Steel) and the successful transmission, as determined by Operator's Information Systems Manager, of invoices to a Primary Purchaser utilizing a X.12 data format, such Primary Purchaser may elect by notice to the Operator to be invoiced with respect to each coating service rendered thereafter on the date of shipment from the EG Facility of the products to which each such coating service is applied. Such invoices shall reflect such information as the customers of the Partnership may reasonably request. Such invoices shall provide for payment of the total amount within thirty days after the date of the invoice; provided, however, that each
                                                  --------  -------
invoice issued to a Primary Purchaser pursuant to the proviso to the first sentence of this Section 3.14 shall provide for payment within fifteen (15) days
                 ------------
after the date of such invoice in the total amount stated therein plus, if applicable, one and one-half percent (1.5%) of such total amount per each month (or fraction thereof) from the fifteenth (15th) day after the date that such coating service is rendered to the date as of which Operator is instructed by Purchaser to ship such products from the EG Facility. Except as provided in this Agreement, including Section 3.06 and Exhibits 1 or 2 hereto, whichever is
                     ------------     ---------------
applicable, the Partnership shall not, at any time, be obligated to pay Operator any Operator's Fee under Section 5.01 hereof (and Operator shall promptly refund
                         ------------
any such Operator's Fee received) with respect to EG Services or Other Services rendered by Operator which result in a product that is not Commercially Saleable.

          SECTION 3.15.  General Terms and Conditions.  Except as otherwise
                         ----------------------------
expressly provided in this Agreement, Operator shall perform all coating services in accordance with the terms and conditions set forth in Exhibits 1 and
                                                                  --------------
2 hereto, whichever is applicable, as amended from time to time by agreement of
-
the Partnership and Operator.

                                  ARTICLE IV
                                  Operations
                                  ----------

          SECTION 4.01.  Production Forecasts and Scheduling.  (a) The
                         -----------------------------------
Partnership shall promptly provide to Operator all Production Forecasts and purchase orders for EG Services and Other Services received by it under the Coating Agreements and all "Firm Orders" (as defined in Section 6.3 of the Inland Tolling Agreement) received from Ispat Inland. Operator shall be responsible for all production scheduling and for the filling of purchase orders in accordance with this Agreement.

          (b) Operator shall determine the total available Production Time during any particular Forecast Period. Upon receipt of timely Production Forecasts from Primary Purchasers and, commencing on October 15, 1999, from MSCWC and after taking into account any timely "Firm Order" (as so defined) from Ispat Inland, Operator shall establish a monthly mode campaign schedule ("Production Schedule") for the performance of EG Services and Other Services during the Forecast Period in accordance with the priorities set forth in
Section 4.02 of the Coating Agreements.  Operator shall furnish a copy of the
------------
Production Schedule for each Forecast Period to the Partnership and each Primary Purchaser prior to the fifth day before the beginning of such Forecast Period.

          SECTION 4.02.  Product Priorities for EG Product and Other Services.
                         ----------------------------------------------------
(a) In scheduling available Production Time for the performance of EG Services and Other Services, Operator shall give priority to (a) purchase orders of each Primary Purchaser up to the amount of Production Time set forth in the timely Firm Order of such Primary Purchaser for the particular month, (b) purchase orders of Ispat Inland up to the amount of Production Time specified in a timely "Firm Order" (as so defined) of Ispat Inland, (c) purchase orders from MSCWC pursuant to the MSCWC Coating Agreement, and (d) purchase orders resulting from the timely exercise of the rights of first refusal of each of the Primary Purchasers and MSCWC, all in the order and to the extent provided in Section
                                                                     -------
4.02 of the Coating Agreements.
----

          (b) In giving effect to the above priorities, however, Operator may make such adjustments from time to time as are reasonably necessary or advisable to achieve economic and efficient order sizes, to make efficient use of available steel coils and raw materials needed for such production and otherwise to maximize efficiency and levels of production.

          (c) If either Primary Purchaser (or MSCWC) shall fail to deliver its Production Forecast by the date specified in Section 4.01(a) of the applicable
                                             ---------------
Coating Agreement, Operator shall attempt to contact the appropriate personnel at such Primary Purchaser to obtain such Production Forecast, but if in

Operator's judgment such Production Forecast is not received within a reasonable period of time thereafter (or if MSCWC shall fail to provide its Production Forecast by such date), (i) the priority set forth in Section 4.02 for such
                                                      ------------
Primary Purchaser (or MSCWC) shall not be in effect for the Forecast Period involved and (ii) the rights of first refusal provided in Section 4.02 of the
                                                          ------------
applicable Coating Agreement with respect thereto shall be in effect for such Forecast Period.

          (d) Notwithstanding the foregoing, Operator shall give priority to orders from outside parties (accepted by the Partnership in accordance with guidelines established by the Management Committee) equal to the Primary Purchasers' and MSCWC's rights to priority under this Section 4.02 to the extent
                                                      ------------
necessary to permit the filling of such orders.

          SECTION 4.03.  Warranty Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH
                         -------------------
HEREIN AND IN THE EXHIBITS HERETO, OPERATOR MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PRODUCT PRODUCED AT THE EG FACILITY, AND ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IS HEREBY DISCLAIMED. Operator shall not be liable to the Partnership, any Primary Purchaser, Ispat Inland or any customer of any of them for lost profits from foregone sales opportunities and all other consequential damages resulting from productivity and quality deficiencies of Operator hereunder.

          SECTION 4.04.  Production Time for Other Products. Subject to Section
                         ----------------------------------             -------
4.02 hereof, Operator shall schedule Production Time for EG Services and Other
----
Services for outside parties in such a manner as in the reasonable judgment of Operator shall maximize the profitability of the Partnership.

                                   ARTICLE V
                               Operator's Fee(s)
                               -----------------

          SECTION 5.01.  For Services to the Primary Purchasers. (a) The
                         --------------------------------------
Partnership shall pay to Operator the following "Operator's Fees" for operating the EG Facility to provide EG Services and Other Services for the Primary Purchasers under their respective Coating Agreements:

          (i) For each Standard Ton of pure zinc electroplating, an amount equal to the Coating Fee specified in Section 5.01(a) of the
                                                        ---------------
                  Coating Agreements;

          (ii) For each Standard Ton of ZnNi electroplating, an amount equal to the Coating Fee specified in Section 5.01(b) of the Coating
                                                  ---------------
                  Agreements;

          (iii)   For each transition from pure zinc production to

                  ZnNi production and back to pure zinc production, an amount equal to the additional Coating Fee payable to the Partnership from the Primary Purchasers specified in Section 5.01(c) of
                                                           ---------------
                  the Coating Agreements;

          (iv) For other items such as special packaging supplies furnished by the Partnership, an amount equal to the Coating Fees payable by the Primary Purchasers pursuant to Section 5.01(d)
                                                                ---------------
                  of the Coating Agreements;

          (v) For any Organic Coatings to the Primary Purchasers, the amount determined in accordance with Section 5.01(e) of the Coating
                                                ---------------
                  Agreements;

          (vi) For base slitting services, critical inspection processing and VW-type packaging, the respective amounts specified as additional Coating Fees in Section 5.01(f) of the Coating
                                             ---------------
                  Agreements, plus all amounts payable by the Primary Purchasers to the Partnership under the agreements for Barnes edge conditioning equipment, electric buy-through rates and additional quality inspections set forth in Annex I, Annex II and, in the case of the Bethlehem Coating Agreement, Annex III, respectively, to the applicable Coating Agreement, as modified by Section 5.01(f) of the applicable Coating
                              ---------------
                  Agreement;


          (vii) For mode changes, *** per hour of downtime, plus the cost of any lead strip furnished by the Operator, subject to a minimum charge for each mode change of *** (for 15 minutes); and

          (viii) For warehousing finished steel coils more than 90 days after completion of coating services, an amount equal to the additional Coating Fees payable by the Primary Purchasers pursuant to Section 5.01(g) of the Coating Agreements.
                              ---------------

          (b) In addition, the Partnership shall pay to Operator an additional "Operator's Fee" equal to all amounts payable by the Primary Purchasers to the Partnership with respect to Allocated Fixed Costs pursuant to Section 5.02(a) of
                                                              ---------------
the Bethlehem Coating Agreement or the LTV Steel Coating Agreement, together with any additional charge payable by the Primary Purchasers to the Partnership with respect thereto pursuant to Section 5.02(b) of the Coating Agreements;
                                 ---------------
provided, however, that Operator shall give credit to the Partnership for any
--------  -------
amount which the Partnership is required by Section 5.02(b) of the applicable
                                            ---------------
Coating Agreement to give credit to a Primary

Purchaser.

          (c) The Partnership hereby delegates to Operator all of the Partnership's rights under Section 5.03 of the Coating Agreements to sell all
                           ------------
scrap metal generated by the performance of EG Services or Other Services for the Primary Purchasers under the Coating Agreements and to retain all proceeds of such sales as additional "Operator's Fees" hereunder; provided, however, that
                                                         --------  -------
Operator shall issue credits to the Partnership in amounts equal to the credits that the Partnership is obligated to give to the Primary Purchasers under
Section 5.03 of the Coating Agreements as and when such credits are required to
------------
be issued by the Partnership.

          SECTION 5.02.  For Services to Ispat Inland.  (a)  The Partnership
                         ----------------------------
shall pay to Operator as "Operator's Fees" for operating the EG Facility to provide services to Ispat Inland under the Inland Tolling Agreement:

          (i) For each Standard Ton of pure zinc electroplating up to the amount of the Inland Option Tons, ***, subject to adjustment only for changes in the cost of zinc and electricity since July 1, 1998 pursuant to Section 4.2 of the Inland Tolling
                                     -----------
                 Agreement;

          (ii)   To the extent Ispat Inland utilizes the EG Facility pursuant to
                 Section 3.3 of the Inland Tolling Agreement for production in
                 -----------
                 excess of the Inland Option Tons, such excess shall be treated as production for outside parties as provided in Section 5.04
                                                                  ------------
                 of this Agreement;

          (iii) For other items such as special packaging supplies furnished by the Partnership, an amount equal to the Coating Fees payable by the Primary Purchasers pursuant to Section 5.01(d) of the
                                                    ---------------
                 Coating Agreements;

          (iv) All revenues payable by Ispat Inland for slitting, Barnes edge conditioning and electric buy-through rates pursuant to the Inland Tolling Agreement or otherwise shall be for Operator's account. Any cancellation charges paid by Ispat Inland shall be for EGL Steel's account. Operator shall cause the Partnership to invoice Ispat Inland for slitting charges and cancellation charges and credit Operator's account and EGL Steel's account as appropriate;

          (v) For mode changes, *** per hour of downtime, plus the cost of any lead strips furnished by the Operator, subject to a minimum charge for each mode change of *** (for 15 minutes); and

          (vi) For warehousing finished steel coils more than 90 days after completion of coating services, *** per Ton per calendar month or fraction of a calendar month.

          (b) Operator is hereby authorized to sell all scrap metal generated by operating the EG Facility to provide EG Services and Other Services to Ispat Inland and to retain all proceeds from such sales as additional "Operator's Fees" hereunder; provided, however, that Operator shall issue credits to the
                 --------  -------
Partnership in amounts equal to the credits that the Partnership is obligated to give to Ispat Inland under Section 6.8 of the Inland Tolling Agreement as and
                           -----------
when such credits are required to be issued by the Partnership.

          SECTION 5.03.  For Services to MSCWC.  (a)  The Partnership shall pay
                         ---------------------
to Operator as "Operator's Fees" for operating the EG Facility to provide services to MSCWC under the MSCWC Coating Agreement:

          (i) For each Standard Ton of pure zinc electroplating, *** for both MSC Laminates and Composites(R) products and non-automotive products, subject to adjustment only for certain changes in the cost of zinc and electricity since July 1, 1998 under the same procedure provided for Ispat Inland under Section 4.2 of the
                                                           -----------
                 Inland Tolling Agreement;

          (ii) For each Standard Ton of zinc-nickel alloy electroplating, *** for both MSC Laminates and Composites(R) and non-automotive products, subject to adjustment only for certain changes in the cost of zinc, nickel and electricity since July 1, 1999 under the same procedure provided for Ispat Inland under Section 4.2
                                                                    -----------
                 of the Inland Tolling Agreement (using a price for nickel equal to the 3-month forward quotation for nickel determined by the London Metal Exchange and published in The Wall Street Journal);

          (iii) For each transition from pure zinc production to ZnNi production and back to pure zinc production, an amount equal to the additional Coating Fee payable to the Partnership specified in Section 5.01(c) of the MSCWC Coating
                    ---------------

                  Agreement;

          (iv) For other items such as special packaging supplies furnished by the Partnership, an amount equal to the Coating Fees payable pursuant to Section 5.01(d) of the MSCWC Coating
                                      ---------------
                  Agreement;

          (v) For any Organic Coatings to MSCWC, the amount determined in accordance with Section 5.01(e) of the MSCWC Coating
                                  ---------------
                  Agreement;

          (vi) For base slitting services, critical inspection processing and VW-type packaging, the respective amounts specified in Sections 5.01(f) of the MSCWC Coating Agreement, plus amounts
                  ----------------
                  equal to the amounts payable by MSCWC to the Partnership under the agreements for Barnes edge conditioning equipment and electric buy-through rates set forth in Annexes I and II,
                                                          ------- -     --
                  respectively, to the MSCWC Coating Agreement, as modified by
                  Section 5.01(f) of the MSCWC Coating Agreement;
                  ---------------

          (vii) For mode changes, *** per hour of downtime, plus the cost of any lead strip furnished by the Operator, subject to a minimum charge for each mode change of *** (for 15 minutes); and

          (viii) For warehousing finished steel coils more than 90 days after completion of coating services, an amount equal to the additional Coating Fees payable pursuant to Section 5.01(g) of
                                                              ---------------
                  the MSCWC Coating Agreement.

          (b) In addition, the Partnership shall pay to Operator an additional "Operator's Fee" equal to all amounts payable by MSCWC to the Partnership with respect to Allocated Fixed Costs pursuant to Section 5.02(a) of the MSCWC
                                             ---------------
Coating Agreement, together with any additional charge payable by MSCWC to the Partnership with respect thereto pursuant to Section 5.02(b) of the MSCWC
                                             ---------------
Coating Agreement; provided, however, that Operator shall give credit to the
                   --------  -------
Partnership for any amount which the Partnership is required by Section 5.02(b)
                                                                ---------------
of the MSCWC Coating Agreement to give credit to MSCWC.

          (c) Operator is hereby authorized to sell all scrap metal generated by operating the EG Facility to render services to MSCWC and to retain all proceeds of such sales as additional "Operator's Fees" hereunder.

          SECTION 5.04.  For Services to Outside Parties.  (a)  The Partnership
                         -------------------------------
shall pay to Operator as "Operator's Fees" for operating the EG Facility to provide services to outside parties (other than Ispat Inland (except as provided in Section 5.02(a)(ii)) and MSCWC):
   -------------------

          (i) For each Standard Ton of pure zinc electroplating, ***, subject to adjustment only for certain changes in the cost of zinc and electricity since July 1, 1998 under the same procedure provided for Ispat Inland under Section 4.2 of the Inland
                                                 -----------
                 Tolling Agreement;

          (ii) For each Standard Ton of zinc-nickel alloy electroplating, ***, subject to adjustment only for certain changes in the cost of zinc, nickel and electricity since July 1, 1998 under the same procedure provided for Ispat Inland under Section 4.2 of the
                                                           -----------
                 Inland Tolling Agreement (using a price of nickel equal to the 3-month forward quotation for nickel determined by the London Metal Exchange and published in The Wall Street Journal);

          (iii) For each transition from pure zinc production to ZnNi production and back to pure zinc production, an amount equal to the additional Coating Fee payable to the Partnership from the Primary Purchasers specified in Section 5.01(c) of the Coating
                                                 ---------------
                 Agreements;

          (iv) For other items such as special packaging supplies furnished by the Partnership, an amount equal to the Coating Fees payable by the Primary Purchasers pursuant to Section 5.01(d) of the
                                                    ---------------
                 Coating Agreements;

          (v) For any Organic Coatings to such outside parties, an amount equal to the coating fees payable by the outside parties to the Partnership; and

          (vi) For mode changes, *** per hour of downtime, plus the cost of any lead strip furnished by the Operator, subject to a minimum charge for each mode change of *** (for 15 minutes); and

          (vii) For warehousing finished steel coils more than 90 days after completion of coating services, an amount equal to the additional Coating Fees payable by the Primary Purchasers pursuant to Section 5.01(g) of the
                                                        ---------------
     Coating Agreements.

          (b) Operator is hereby authorized to sell all scrap metal generated by operating the EG Facility to render services to such outside parties and to retain all proceeds of such sales as additional "Operator's Fees" hereunder; provided, however, that Operator shall give credit to the Partnership for any
--------  -------
amount which the Partnership is required by its agreement with the particular outside party to give credit to such outside party.

          SECTION  5.05.  Proportionate Adjustment.  In each case under this
                          ------------------------
Article V in which an Operator's Fee is specified per "Standard Ton", (a) the
---------
Operator's Fees for services to produce Reference Strip shall be calculated by multiplying the specified amount of Operator's Fees times the actual number of Tons produced, and (b) the Operator's Fees for services to produce any EG Product other than Reference Strip shall be calculated by multiplying the specified amount of Operator's Fees times the product of the actual number of Tons produced times the Standard Ton Factor for such EG Product.

          SECTION  5.06.  Cost Disclosure.  Operator covenants that if at any
                          ---------------
time during the term of this Operating Agreement, Operator shall offer or provide any discount, rebate, refund or other similar payment or credit to either of the Primary Purchasers with respect to services rendered to such Primary Purchaser by the Partnership, other than as provided in such Primary Purchaser's Coating Agreement, Operator shall promptly disclose such discount, rebate, refund or other similar payment or credit to the other Primary Purchaser.

          SECTION  5.07.  Renegotiation of Certain Terms.  This Article V is
                          ------------------------------        ---------
subject to Section 7.07 of the Partnership Agreement.
           ------------

                                  ARTICLE VI
                                  Accounting
                                  ----------

          Operator shall prepare and maintain proper and complete records and books of account and production logs in which shall be entered all transactions and other matters relative to the Partnership and the operation and management of the EG Facility as are usually entered into records and books of account and production logs maintained by persons engaged in businesses of like character. Such books, records and logs shall be prepared, and subject to inspection, in accordance with Article IX of the Partnership Agreement. Such books, records
                ----------
and logs shall at all times be maintained at the executive offices of Operator at 30610

East Broadway, Walbridge, Ohio 43465, or at such other address as Operator shall notify the Parties by written notice in accordance with Section 9.03 of this
                                                        ------------
Agreement. Operator shall report the Partnership's actual costs for zinc, nickel and electricity to the other Partners on a periodic basis. Operator shall supply other cost data to the other Partners as reasonably requested for the purpose of supporting the Partners' efforts under Section 11.04 of the Partnership
                                       -------------
Agreement.

                                  ARTICLE VII
                                 Force Majeure
                                 -------------

          SECTION  7.01.  Effect.  Subject to the exceptions stated in Sections
                          ------                                       --------
7.02 and 7.03, if as a result, in whole or substantial part, of a condition of
----     ----
Force Majeure, Operator is unable to perform an obligation under this Agreement, and if Operator gives prompt notice and reasonably full particulars of such condition and inability in writing to the Partnership and the other Partners, then said obligation of Operator, so far as and to the extent that said obligation is affected by such condition of Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period.
Any date by which performance hereunder is required shall be extended by an amount of time equal to the aggregate amount of time during which such performance, or any precondition to such performance, shall have been interrupted or delayed as a result, in whole or in substantial part, of a condition of Force Majeure.

          SECTION  7.02.  No Reduction in Payments.  A condition of Force
                          ------------------------
Majeure shall not relieve Operator of any obligation to pay any sum due under this Agreement, taking into account the effect of such Force Majeure on the computation of any such sum.

          SECTION  7.03.  Obligation to Remedy.  A condition of Force Majeure
                          --------------------
shall not relieve Operator of liability in respect of any period when the continuance of Operator's inability to perform its obligations is due to its failure to use reasonable efforts to remedy the situation in a reasonable manner and with reasonable dispatch; provided that the settlement of strikes and
                              --------
lockouts or any controversy with employees or any person purporting or seeking to represent employees shall be entirely within the discretion of Operator, and nothing contained in this Article VII shall require the settlement of strikes or
                          -----------
lockouts or such controversies or acceding to the demands of opposing persons when such course is inadvisable in the sole discretion of Operator; and provided, further, that if the Partnership determines in good faith that
--------  -------
Operator is not exercising its discretion concerning the matters described in the preceding proviso in a commercially reasonable manner, the Partnership may exercise its rights under Section 8.01 hereof.
                          ------------

                                 ARTICLE VIII
                           Termination and Extension
                           -------------------------

          SECTION  8.01.  Termination.  This Agreement may only be terminated
                          -----------
     prior to the completion of the term specified in Section 2.03 hereof by the
                                                      ------------
     Partnership: if (a) Operator dissolves, liquidates or terminates its legal existence, (b) Operator becomes insolvent, bankrupt or subject to receivership or, (c) EGL Steel and LTV-W, on behalf of the Partnership, determine in good faith, subject to MSCWC's rights under Article XIV of the
                                                              -----------
     Partnership Agreement, that the Operator is not performing its obligations hereunder in a commercially reasonable manner, after notice and reasonable opportunity to correct the matters of which complaint is made or to show cause why such performance is commercially reasonable.

          SECTION  8.02.  Extension.  Subject to the renegotiation provisions of
                          ---------
Section 10.03 of the Partnership Agreement, this Agreement may be extended
-------------
beyond its original term upon mutual agreement of the Partnership and Operator, and shall be so extended if and to the same extent that the Term of the Partnership is extended.

                                  ARTICLE IX
                                  Miscellany
                                  ----------

          SECTION  9.01.  Entire Agreement.  (a) This Agreement, the other
                          ----------------
Definitive Agreements referred to herein or executed contemporaneously herewith and the Purchase Agreement supersede all prior oral and written agreements and understandings of the parties hereto with respect to the transactions contemplated hereby, including but not limited to the Original Operating Agreement and the 1998 Extension Agreement, and the parties shall look only to this Agreement, such other Definitive Agreements and the Purchase Agreement for the rights and obligations of the parties with respect to each other in relation to the subject matter hereof; provided, however, that nothing herein shall
                              --------  -------
supersede any agreements or understandings heretofore set forth in the minutes of proceedings of the Management Committee that are not superseded in effect by this Operating Agreement, such other Definitive Agreements or the Purchase Agreement; and provided, further, that no such agreements or understandings
               --------  -------
heretofore set forth in the minutes of proceedings of the Management Committee shall be applicable to or binding on LTV-W or its Affiliates.

          (b) Operator covenants that during the term of this Operating Agreement, neither Operator nor any of its Affiliates will enter into or become a party to any agreement with any other Partner or any of its Affiliates relating to the use of the EG Facility that does not include both Bethlehem and LTV Steel (or their respective Affiliates) as parties, unless such agreement shall be fully disclosed to whichever of them is not also to become a party thereto (for purposes of this Section 9.01(b), the "Excluded Party"), and the
                              ---------------
Excluded Party shall have a reasonable amount of time to review such agreement before it becomes effective. If such agreement could reasonably be expected to have an adverse impact on the Excluded Party (or any of its Affiliates), the Excluded Party shall have the right to seek relief with respect thereto pursuant to Article XIV of the Partnership Agreement; provided, however, that this
   -----------                               --------  -------
Section 9.01(b) shall not apply to any agreement for the sale of sheet metal
---------------
pursuant to the proviso in Section 3.01 of the MSCWC Coating Agreement.
                           ------------

          SECTION  9.02.  Limitations on Liability.  The liability of Operator
                          ------------------------
to the Partnership, the other Partners and their respective successors and assigns for any loss, damage or injury of any nature or kind resulting from the breach of Operator's covenants herein shall not, except as expressly provided herein, include any amounts in respect of indirect or consequential damages or commercial loss, damage or injury, such as loss of profits or production. The liability of the Partnership and the other Partners and their respective successors and assigns to Operator for any loss, damage or injury of any nature or kind resulting from the breach of the Partnership's covenants herein shall not, except as expressly provided herein, include any amounts in respect of indirect or con sequential damages or commercial loss, damage or injury, such as loss of profits or production.

          SECTION  9.03.  Amendments.  This Agreement may not be modified or
                          ----------
amended except by written agreement of the parties hereto.

          SECTION  9.04.  Notices.  Any notice, consent, request, report or
                          -------
other document required or permitted under the terms of this Agreement shall be in writing and shall be effective (a) when personally delivered on a business day during normal business hours to the party to be given such notice at the address designated by it for such delivery below or (b) on the business day following the day such notice shall have been sent by telecopier or similar electronic device (providing confirmation of transmission) or by reputable overnight courier (providing proof of delivery) sent to such address, whichever shall first occur. Until otherwise specified by notice, the addresses for such notice shall be:

          (i)  if to Operator:

               MSC Walbridge Coatings Inc.
               30610 East Broadway
               Walbridge, Ohio 43465
               Attention: Group Vice President and

                  General Manager
               Telecopier Number:  (419) 661-5951

          with a copy to:

               Material Sciences Corporation
               2200 Pratt Boulevard
               Elk Grove Village, Illinois 60007
               Attention: Chief Financial Officer
               Telecopier Number:  (847) 718-8643

          (ii) if to the Partnership:

               Walbridge Coatings, An Illinois Partnership
               30610 East Broadway
               Walbridge, Ohio 43465
               Attention: Management Committee
               Telecopier Number:  (416) 661-5951

               (together with copies to the other Partners)

         (iii) if to the other Partners:

               (A)  EGL Steel Inc.
                    In care of Bethlehem Steel Corporation
                    Room 2306, Martin Tower
                    1170 Eighth Avenue
                    Bethlehem, Pennsylvania 18016
                    Attention: Mr. David M. Beckwith
                               Vice President
                    Telecopier Number:   (215) 694-7086

               (B)  LTV-Walbridge, Inc.
                    In care of The LTV Corporation
                    200 Public Square
                    Cleveland, Ohio 44114
                    Attention:  General Counsel
                    Telecopier Number:   (216) 622-5688

provided, however, that any entity listed above may change the address to which
--------  -------
notices and other communications to it shall be sent by giving to the other entities listed above written notice of such change, in which case notices and other communications to the entity giving the notice of the change of address shall not be deemed to have been sufficiently given or delivered unless addressed to it at the new address as stated in said notice; and provided,
                                                                 --------
further, that notices and other communications to the Partnership shall not be
-------
deemed to have been sufficiently given or delivered unless and until a copy thereof shall be given or delivered as above provided to each of the Partners.

          SECTION  9.05.  Headings.  The headings of the Articles, Sections and
                          --------
Exhibits of this Agreement are for the convenience of reference only and shall not be construed to be part of this Agreement.

          SECTION  9.06.  Waiver of Default.  Any waiver at any time by any
                          -----------------
party hereto of its rights under this Agreement shall not constitute a waiver of any other default hereunder. No delay or omission by any party to exercise any right or power accruing upon a default hereunder shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein.

          SECTION  9.07.  Severability.  In case any one or more of the
                          ------------
provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause performance of the remaining obligations to be unreasonable, in which case the parties hereto shall negotiate in good faith to amend this Agreement and the other Definitive Agreements to take into account such material change in a manner that is fair and equitable to all parties hereto and to achieve the purposes of Section 2.01 hereof.
            ------------

          SECTION  9.08.  Assignment.  Except as otherwise provided in the
                          ----------
Partnership Agreement, no party hereto shall assign this Agreement or any of its rights or obligations hereunder except with the consent of the other party and upon the express assumption by the assignee of the obligations of such party hereunder.

          SECTION  9.09.  Governing Law.  This Agreement shall be governed by
                          -------------
the laws of the State of Illinois.

          SECTION  9.10.  Execution in Counterparts.  This Agreement may be
                          -------------------------
executed in one or more counterparts, each of which shall be deemed an original, and shall become a binding agreement when each of the parties hereto shall have executed and delivered a counterpart of this Agreement to the other party.

          SECTION  9.11.  Confidentiality.  The parties acknowledge that this
                          ---------------
Agreement contains confidential information regarding the operation of the Partnership as well as confidential information regarding the Partnership's costs of operations. Except as required by law, including applicable securities laws, or otherwise agreed to by the parties hereto, the parties agree to maintain the contents of this Agreement confidential in accordance with Article
                                                                        -------
XVI of the Partnership
---

Agreement.

          SECTION  9.12.  Third Party Beneficiaries.  Each of the other Partners
                          -------------------------
shall be an express third party beneficiary of this Agreement and entitled to enforce the rights of the Partnership hereunder in accordance with Article XIV of the Partnership Agreement.

          SECTION  9.13.  Dealings with MSCWC.  All dealings between MSCWC as
                          -------------------
the Operator under this Operating Agreement and MSCWC as the Purchaser under the MSCWC Coating Agreement shall be in accordance with the terms of this Operating Agreement and the MSCWC Coating Agreement or otherwise on arm's length terms.

          IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed and delivered as of the date first above written.


                                   MSC WALBRIDGE COATINGS INC.

                                   By:_____________________________________
                                      Name:   James J. Waclawik, Sr.
                                      Title:  Vice President, Chief
                                              Financial Officer
                                              and Secretary


                                   WALBRIDGE COATINGS, AN ILLINOIS
                                   PARTNERSHIP

                                   By:  MSC WALBRIDGE COATINGS INC.,
                                        General Partner

                                        By:________________________________
                                           Name:   James J. Waclawik, Sr.
                                           Title:  Vice President, Chief
                                                   Financial Officer
                                                   and Secretary


                                   By:  EGL STEEL INC.,
                                        General Partner

                                        By: _______________________________
                                            Name:
                                            Title:


                                   By:  LTV-WALBRIDGE, INC.,
                                        General Partner

                                        By: ______________________________
                                            Name:
                                            Title:

                                  APPENDIX A

                                    TO THE

                               PARENT AGREEMENT,

                            PARTNERSHIP AGREEMENT,

                            OPERATING AGREEMENT and

                              COATING AGREEMENTS


                       Definitions of Terms and Phrases
                       --------------------------------


          The following terms and phrases shall have the following definitions when capitalized in each of the Parent Agreement, the Partnership Agreement, the Operating Agreement, and the Coating Agreements unless the context shall otherwise require:

               "Affiliate" shall mean, with respect to any specified person, a person (as defined in Section 2(2) of the Securities Act of 1933, as amended) that directly, or indirectly through one or more intermediaries, Controls or in Controlled By, or is Under Common Control With, the person specified.

               "Allocated Fixed Costs" shall have the meaning set forth in
Section 5.02 of the Coating Agreements.
------------

               "Appraised Partnership Interest Dissolution Value" shall have the meaning set forth in Section 15.06 of the Partnership Agreement.
                     -------------

               "Bethlehem" shall mean Bethlehem Steel Corporation, a Delaware corporation.

               "Bethlehem Coating Agreement" shall mean that certain Amended and Restated Coating Agreement dated as of July 23, 1999 by and between the Partnership and Bethlehem as amended from time to time in accordance with its terms.

               "Coating Agreement" shall mean: (a) individually, the Bethlehem Coating Agreement, the LTV

Steel Coating Agreement or the MSCWC Coating Agreement, as amended from time to time in accordance with the terms thereof, and (b) collectively, all of such agreements.

          "Coating Fee" shall mean the various fees charged by the Partnership for performing coating services pursuant to the Coating Agreements.

          "Coating Weight" shall mean the amount of zinc ordered to be applied by the EG process to the steel substrate, expressed in grams per square meter of coated substrate surface area.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commercially Saleable" shall mean with respect to coating services such coated sheet metal as is capable of being marketed and sold as a prime product (satisfying the Coating Weight and other specifications ordered) at the then current market price for such prime product.

          "Control" (including the terms "Controlling," "Controlled By" and "Under Common Control With") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person (as defined in Section 2(2) of the Securities Act of 1933, as amended),
                      ------------
whether through the ownership of voting securities, by contract, or otherwise.

          "Definitive Agreements" shall mean the Parent Agreement, the Partnership Agreement, the Operating Agreement and the Coating Agreements.

          "Design Capacity" shall mean the capacity of the EG Facility to produce *** Tons, net of all Yield Loss, of Reference Strip annually, subject to adjustment pursuant to Section 5.03 of the Operating Agreement, and with respect
                       ------------
to any other unit of time shall mean the pro rata amount based on such annual rate.

          "EG" shall mean electroplating, which is the process of applying zinc or alloy coatings to sheet steel by an electrolytic plating process.

          "EG Facility" shall mean the entire coil coating facility located at 30610 East Broadway, Walbridge, Ohio 43465, together with all fixtures, furnishings, machinery, equipment and improvements located at such facility.

          "EGL Steel" shall mean EGL Steel, Inc., a Delaware corporation.

          "EG Product" shall mean electroplated steel coils produced at the EG Facility.

          "EG Services" shall mean all services rendered in connection with the production of EG Product.

          "Financial Interest" shall mean, with respect to any Partner, such Partner's percentage financial interest in the Partnership as set forth opposite the Partner's name indicated below:

Partner             Financial Interest
-------             ------------------

EGL Steel                  33.5%
LTV-W                      16.5%
MSCWC                      50.0%

          "Firm Order" shall mean an order placed by a Primary Purchaser or by MSCWC for coating services pursuant to Section 4.01(a) of the relevant Coating
                                       ---------------
Agreement.

          "Fiscal Quarter" shall mean each of the periods of three calendar months ended on the last day of May, August, November and February of each Fiscal Year.

          "Fiscal Year" shall mean the period commencing on the first day of March of each calendar year and ending on the last day of February of the next successive calendar year.

          "Force Majeure" shall mean any cause or causes beyond the control of, and without fault or negligence of, the entity asserting a claim of Force Majeure, including but not limited to any acts of God, strikes, lockouts or other labor disputes or industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, tornadoes, other storms, floods, washouts or other acts of nature, civil disturbances, explosions, temporary or permanent failure of electrical supply, acts, directives or binding orders of any court or governmental authority or persons purporting to act therefor and such orders or regulations of governmental bodies or agencies asserting jurisdiction as would materially inhibit or prohibit the entity from performing under the Definitive Agreements or would require such entity to accept a condition reasonably unacceptable to it, so long as such occurred without the fault or negligence of such entity.

          "Forecast Period" shall have the meaning set forth in Section 4.01 of
                                                                ------------
the Coating Agreements.

          "Guarantor" shall mean: (a) with respect to EGL Steel, Bethlehem; (b) with respect to LTV-W and LTV Steel, LTV; (c) with respect to MSCWC, MSCPFM and MSC; and (d) with respect to MSCPFM, MSC.

          "Initial Transfer Agreement" shall mean the Transfer Agreement dated as of May 29, 1991, among Ispat Inland, Inland, Inland EG, Bethlehem and EGL Steel, as amended April 23, 1992 and June 5, 1992.

          "Inland" shall mean Inland Steel Company, a Delaware corporation (which has been merged into Ispat Inland).

          "Inland EG" shall mean Inland Steel Electrogalvanizing Corporation, a Delaware corporation.

          "Inland Option Tons" shall mean the coating services which Ispat Inland may require the Partnership to perform pursuant to Section 3.2 of the
                                                          -----------
Inland Tolling Agreement.

          "Inland Tolling Agreement" shall mean that certain Tolling Agreement dated as of June 30, 1998 entered into by and between Ispat Inland (as successor to Inland) and the Partnership.

          "Insurance Costs" shall mean all costs of the insurance coverages required to be maintained pursuant to Section 3.08 of the Operating Agreement or
                                      ------------
otherwise maintained with the approval of the Partnership, including premiums, the cost of maintaining any records required by such insurance coverages, and the amount of any casualty losses incurred which are not reimbursed under such insurance coverages due to deductible or co-insurance requirements. Insurance Costs shall also include the costs of any self-insurance program approved by the Partnership for the EG Facility or its operations, including all costs associated with administering such program as well as all losses incurred thereunder.

          "Intellectual Property" shall have the meaning given to such term in
Section 3.01(g) of the Parent Agreement.
---------------

          "Ispat Inland" shall mean Ispat Inland Inc., a Delaware corporation (formerly known as Inland Steel Industries, Inc.).

          "LTV" shall mean The LTV Corporation, a Delaware corporation.

          "LTV Steel" shall mean LTV Steel Company, Inc., a New Jersey corporation and a wholly-owned subsidiary of LTV.

          "LTV Steel Coating Agreement" shall mean that certain Coating Agreement dated as of July 23, 1999 by and between the Partnership and LTV Steel, as amended from time to time in accordance with its terms.

          "LTV-W" shall mean LTV-Walbridge, Inc., a Delaware corporation and a wholly-owned subsidiary of LTV Steel.

          "Major Loss" shall mean substantial damage or destruction by fire or other casualty of the EG Facility or any portion thereof, or the taking, requisitioning or sale of the use, occupancy or title to the EG Facility or any substantial portion thereof in, by or on account of any actual or threatened eminent domain proceeding or other action by any person or entity having the power of eminent domain.

          "Management Committee" shall mean the management committee of the Partnership established by Article VIII of the Partnership Agreement.
                           ------------

          "MSC" shall mean Material Sciences Corporation, a Delaware corporation.

          "MSCPFM" shall mean MSC Pre Finish Metals Inc., an Illinois corporation (formerly known as Pre Finish Metals Incorporated) and a wholly-owned subsidiary of MSC.

          "MSCPFM Lease" shall mean that certain lease dated as of December 1, 1980 by and between MSCPFM and Corporate Property Associates/Corporate Property Associates 2, as amended.

          "MSCWC" shall mean MSC Walbridge Coatings Inc., a Delaware corporation (formerly known as Pre Finish Metals (EG) Incorporated) and a wholly-owned subsidiary of MSCPFM.

          "MSCWC Coating Agreement" shall mean that certain Coating Agreement dated as of July 23, 1999 by and between the Partnership and MSCWC, as amended from time to time in accordance with its terms.

          "Net Fair Market Value" shall mean the following:

          (a) In the case of a Partner's Interest, the fair market value of the assets and interests being valued, less any liabilities associated therewith (determined in accordance with generally accepted accounting principles), on a going concern basis and assuming a willing buyer and a willing seller, neither of whom is under any compulsion to buy or sell and each of whom has equal access to all pertinent facts, all as determined by appraisal under Section 13.05 of the Partnership Agreement, or
                     -------------

          (b) In the case of the EG Facility, the fair market value of the assets thereof, less any liabilities associated therewith (determined in accordance with generally accepted accounting principles) which are assumed by the purchaser in accordance with the governing instruments thereof or with the consent of the persons or entities to whom the obligation is owed, on a going concern basis and assuming a willing buyer and a willing seller, neither of whom is under any compulsion to buy or sell and each of whom has equal access to all pertinent facts, all as determined by appraisal under
     Section 15.04 of the Partnership Agreement.
     -------------


          "1998 Extension Agreement" shall mean that certain 1998 Extension Agreement dated as of December 31, 1998 entered into by and among EGL Steel, Bethlehem, MSCWC, MSCPFM and MSC.

          "1998 Transfer Agreement" shall mean the Transfer Agreement dated as of June 30, 1998 among Ispat Inland, Inland, Inland EG, Bethlehem and EGL Steel.

          "Operating Agreement" shall mean that certain Amended and Restated Operating Agreement dated as of July 23, 1999 by and between the Partnership and MSCWC, as amended from time to time in accordance with its terms.

          "Operating Partner" shall mean MSCWC, its successor or assign.

          "Operator" shall mean MSCWC, its successor or assign, as Operating Partner under the Operating Agreement.

          "Operator's Fee" shall mean the various fees charged by Operator for rendering services to the Partnership pursuant to the Operating Agreement.

          "Organic Coating" shall mean any organic (non-metal) coating on sheet metal, including Zincrometal(R).

          "Original Coating Agreement" shall mean that certain Coating Agreement dated as of October 15, 1984 by and between the Partnership and Bethlehem, as amended up to the date immediately prior to the execution and delivery of the Bethlehem Coating Agreement.

          "Original Operating Agreement" shall mean that certain Operating Agreement dated as of October 15, 1984 by and between the Partnership and MSCWC, as amended up to the date immediately prior to the execution and delivery of the Operating Agreement.

          "Original Parent Agreement" shall mean that certain Parent Agreement dated as of October 15, 1984 by and among Bethlehem, Inland, Ispat Inland, MSCPFM and MSC, as amended up to the date immediately prior to the execution and delivery of the Parent Agreement.

          "Original Partnership Agreement" shall mean that certain Partnership Agreement dated as of August 30, 1984 by and among EGL Steel, Inland EG and MSCWC, as amended up to the date immediately prior to the execution and delivery of the Partnership Agreement.

          "Other Services" shall mean all services (including any Organic Coating services) rendered by the Partnership, but excluding EG Services.

          "Parent Agreement" shall mean the Amended and Restated Parent Agreement dated as of July 23, 1999 by and among each of Bethlehem, LTV, MSCPFM and MSC, as amended from time to time in accordance with its terms.

          "Partner" or "Partners" shall mean a general partner or partners of the Partnership and shall include each of EGL Steel, LTV-W and MSCWC and their respective successors and assigns as Partners who become such in a manner consistent with Article XIII of the Partnership Agreement.
                ------------

          "Partner's Account" shall mean, in respect of any Partner, the account maintained for such Partner in accordance with Section 9.03 of the Partnership
                                               ------------
Agreement.

          "Partner's Interest" shall mean, with respect to each Partner, (i) such Partner's general partner interest in the Partnership (including all its advances to, and any other claims against, the Partnership) and (ii) the interest, if any, of such Partner or any Affiliate of such Partner in the Parent Agreement, the Partnership Agreement, the Operating Agreement and the Coating Agreements.

          "Partnership" shall mean Walbridge Coatings, An Illinois Partnership, continued and governed by the Partnership Agreement.

          "Partnership Agreement" shall mean that certain Amended and Restated Partnership Agreement dated as of July 23, 1999 by and among EGL Steel, LTV-W and MSCWC, as amended from time to time in accordance with its terms.

          "Primary Purchaser" shall mean: (a) individually, either of Bethlehem or LTV Steel and (b) collectively, both of them.

          "Prime Commercial Paper" shall mean commercial paper which is rated P-1 by Moody's Investors Services, Inc., or A-1 by Standard and Poor's Corporation, having a remaining term until maturity of not more than one year.

          "Production Forecast" shall mean the forecast described in Section
                                                                     -------
4.01 of each Coating Agreement.
----

          "Production Schedule" shall mean the schedule described in Section
                                                                     -------
4.01(b) of the Operating Agreement.
-------

          "Production Time" shall mean the time, as determined by Operator, available for the production of EG Product or the rendering of Other Services in accordance with the Operating Agreement and the Inland Tolling

Agreement during which the EG Facility is not shut down for testing, for transition to ZnNi production or back to pure zinc production, for other scheduled or estimated unscheduled downtime, for maintenance or repairs, for the making of capital improvements, for national holidays, or due to Force Majeure.

          "Purchase Agreement" shall mean the Purchase Agreement dated as of July 23, 1999 among LTV-W, LTV, EGL Steel, Bethlehem, MSCWC and MSC.

          "Purchaser" shall mean (a) with respect to the LTV Steel Coating Agreement, LTV Steel, (b) with respect to the Bethlehem Coating Agreement, Bethlehem and (c) with respect to the MSCWC Coating Agreement, MSCWC.

          "Reference Strip" shall mean a *** wide,***-inch minimum thickness steel coil to which a minimum Coating Weight of *** grams of zinc per square meter has been applied on one side only by the EG process.

          "Reporting Period" shall mean a calendar month.

          "S, G & A Expenses" shall mean all expenses of Operator or its Affiliates for administrative support of the EG Facility and its operations.

          "Standard Capacity" shall mean for any EG Product the product of (a) the Width Capacity for such EG Product times (b) the quotient of the specified thickness of the processed steel substrate divided by *** times (c) the quotient of *** divided by the Coating Weight applied to the processed steel substrate.

          "Standard Costs" shall mean the standard costs developed by the Partnership and the Operating Partner as specified in Section 6.4 of the
                                                      -----------
Original Operating Agreement.

          "Standard Ton Factor" shall mean for any EG Product the quotient of ***, divided by the Standard Capacity for such EG Product. Accordingly, the Standard Ton Factor for Reference Strip shall be one (1).

          "Standard Tons" shall mean a Ton of Reference Strip, subject to
Section 5.05 of the Operating Agreement and Section 5.04 of the Coating
------------                                ------------
Agreements.

          "Sublease" shall mean the Sublease dated as of May 30, 1986, as amended, between MSCPFM and the

Partnership.

          "Subsidiary" shall mean (i) with respect to Bethlehem, EGL Steel; (ii) with respect to LTV, LTV-W or LTV Steel; (iii) with respect to LTV Steel, LTV-W;
(iv) with respect to MSC, MSCPFM or MSCWC; and (iv) with respect to MSCPFM, MSCWC.

          "Taxes" shall mean all taxes (except income taxes) paid or incurred by Operator in the operation of the EG Facility and of a type in existence as of this date hereof, such taxes to include, but not be limited to, all real estate and personal property taxes and assessments on the EG Facility or the equipment, supplies or inventories contained therein, all sales and use taxes, and all governmental franchises, licenses and permits; provided, however, that if any
                                               --------  -------
other taxes are enacted after the date hereof, such taxes shall also be included in the terms "Taxes" to the extent appropriate to do so in accordance with the provisions of Article II of the Partnership Agreement.
              ----------

          "Technical Representative" shall mean the person designated by Operator and each Partner (other than the Operating Partner) from time to time to represent such party in connection with any of the matters specified as being the responsibility of the Technical Representatives.

          "Term" shall have the meaning set forth in Section 5.01 of the
                                                     ------------
Partnership Agreement.

          "Termination Notice" shall have the meaning set forth in Section 5.01
                                                                   ------------
of the Partnership Agreement.


          "Ton" shall mean an avoirdupois unit of two thousand pounds.

          "Voting Interest" shall mean, with respect to any Partner, such Partner's percentage voting interest in the Partnership as set forth opposite the Partner's name below:

Partner                  Voting Interest
-------                  ----------------


EGL Steel                     33.5%
LTV-W                         16.5%
MSCWC                         50.0%

The Voting Interest of any Partner shall be adjusted only to reflect a transfer of its Partner's Interest under the Partnership Agreement in accordance with the provisions of Article XIII thereof.
                                  ------------

          "Width Capacity" shall mean the theoretical annual capacity in Tons of the EG Facility to produce EG Product having a given width, assuming (1) *** inch specified thickness steel substrate, (2) a Coating Weight of *** grams of pure zinc per square meter of coated substrate surface area (on one side), (3) *** hours per year of Production Time and (4) *** Yield Loss and no defective steel substrate, all as determined in the reasonable judgment of the Technical Representatives.

          "Yield Loss" shall mean steel substrate scrap losses and rejections of EG Product caused by quality failures in the operation of the EG Facility and shall be calculated based on the difference between the weight of the substrate delivered to the EG Facility and the weight of the EG Product shipped from the EG Facility. Such term shall not include losses or rejections caused by any defective steel substrate which (a) is rejected by Operator prior to being processed as being unfit or unsuitable for coating or processing (other than due to improper handling by Operator) or (b) was included in EG Product but was the primary cause for rejection of the EG Product. Responsibility for rejected EG Product shall be determined by agreement of the Technical Representatives of Operator and the Partner whose Affiliate supplied the steel substrate.

          "Zincrometal(R)" is a registered trademark (United States Registration Number 839,031) for a coated steel previously used extensively for the manufacture of automobiles because of its corrosion resistance properties.

          "ZnNi" shall mean zinc-nickel alloy coatings.